LIMITED POWER OF ATTORNEY

	Know all men by these presents, that I, Charles A. Sullivan, the undersigned, of 2120 W. 117th St. (address), City of Leawood, County of Johnson, State of KS, hereby make, constitute and appoint each of Gary L. Smith, Mary J. Schroeder, or
Nicholas C. Conrad, each of The Andersons, Inc., 480 W. Dussel Drive, Maumee,
Ohio, 43537 my true and lawful limited attorney-in-fact for me and in my name, place and stead giving severally unto said Gary L. Smith, Mary J. Schroeder, and
Nicholas C. Conrad full power individually to (i) execute and to file with the
Securities and Exchange Commission ("SEC") as my limited attorney-in-fact, any and all SEC Forms 3, 4, 5 or 144 required to be filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, and (ii)execute and deliver any all exercise orders, certificates, commitments and other agreements necessary or appropriate in connection with any exercise of my stock options for shares in The Andersons, Inc., do any all other acts to effectuate the foregoing, and execute and submit all SEC filings necessary or appropriate in connection therewith, in connection with my beneficial ownership of equity securities of The Andersons, Inc., or options for such equity securities, for the calendar years 2008 and 2009.

        The rights, powers, and authority of each limited attorney-in-fact herein granted shall commence and be in full force and effect as of the date hereof; and such rights, powers, and authority shall remain in full force and effect thereafter through and including January 7, 2010.


	IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this __7th__ day of _December___, __2007_____.


                                                _Charles A. Sullivan_____
						Name

STATE OF Missouri )
		  ) ss
COUNTY OF Jackson )

On this __7th_____ day of _December___, __2007__, before me a notary public in and for said state, personally appeared _Charles A. Sullivan_, to me personally known, who being duly sworn,acknowledged that he/she had executed the foregoing instrument for purposes therein mentioned and set forth.


                                        __Mary A. Flowers___
					Notary Public

My Commission Expires:
__10/02/09___